UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 31, 2006
(Date of Earliest Event Reported)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2006, we and certain of our pipeline subsidiaries, Colorado Interstate Gas Company (CIG), El Paso Natural Gas Company (EPNG) and Tennessee Gas Pipeline Company (TGP), entered into a $1.75 billion Amended and Restated Credit Agreement (“Credit Agreement”) and an Amended and Restated Security Agreement (“Security Agreement”), each of which is attached as an exhibit hereto and incorporated herein by reference. The several banks and other financial institutions that are parties to these agreements are identified in the exhibits hereto. These agreements amended and restated our existing $3 billion credit facility and related security agreement, of which the $1 billion revolving credit facility was scheduled to mature on November 23, 2007.

The Credit Agreement is comprised of (1) a $1.25 billion revolving credit facility, and (2) a $500 million funded letter of credit facility.

Pursuant to the terms of the Security Agreement, all obligations under the Credit Agreement are secured by certain inter-company receivables and by pledges of our interests in CIG, EPNG, and TGP. We and certain of our subsidiaries also guarantee all of the borrowings under the Credit Agreement.

The $1.25 billion revolving credit facility matures in July 2009 and will initially have no borrowings.  The $500 million funded letter of credit facility matures in July 2011.  The entire $1.75 billion line of credit may be used for revolving loans or the support of letters of credit.  At closing, approximately $1.1 billion of these facilities were used for outstanding letters of credit.

Under the $1.25 billion revolving credit facility, revolving loans are priced at LIBOR plus a margin currently equal to 1.75 percent and outstanding letters of credit, which are considered usage of the revolving credit facility, will be priced at 1.75 percent plus an additional fronting fee of 0.15 percent. An annual commitment fee of 0.375 percent is paid on any unused revolving credit capacity.

Under the $500 million funded letter of credit facility, we will pay 2.10 percent on the full deposit amount plus an additional fronting fee of 0.05 percent on outstanding letters of credit and outstanding borrowings will be priced at LIBOR plus 2.00 percent.

This Credit Agreement contains covenants restricting the ability of us and our pipeline company borrowers to: (1) incur certain indebtedness; (2) grant certain liens; (3) enter into certain merger or consolidation transactions; (4) dispose of assets; (5) enter into certain affiliate transactions; and (6) enter into certain other restrictive agreements.

This Credit Agreement also requires us to satisfy certain financial covenants at the end of each fiscal quarter, including:

(1) our ratio of Debt and Guaranties to Consolidated EBITDA, each as defined in the Credit Agreement, shall not exceed 5.75 to 1.0 at any time prior to June 30, 2007; 5.50 to 1.0 at any time on or after June 30, 2007 and prior to June 30, 2008; and 5.25 to 1.0 at any time on or after June 30, 2008 until maturity; and

(2) our ratio of Consolidated EBITDA to interest expense and dividends paid shall not be less than 1.75 to 1.0 prior to December 31, 2006; 1.80 to 1.0 on or after December 31, 2006 and prior to June 30, 2008; and 2.0 to 1.0 on or after June 30, 2008 until maturity.  Furthermore, the current debt limitations on the pipeline company borrowers— CIG, EPNG, and TGP —will continue, which includes a restriction on the pipeline company borrowers' incurrence of incremental borrowings if such debt would cause their ratio of Debt to Consolidated EBITDA to exceed 5.0 to 1.0.

Pursuant to the terms of the Credit Agreement, the following shall constitute events of default under the Credit Agreement:
•	a failure to pay principal or interest on any loan under the credit agreement;

•	if a representation or warranty is proven to be incorrect when made;

•	a change of control or the failure to observe or perform covenants or agreements;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	inability or general failure to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $100,000,000 that remains undischarged for 60 days; or

•	suffering an event of default and the lapse of any applicable grace period under any other Indebtedness (as defined in the Credit Agreement) in excess of $200,000,000.

If an event of default occurs, then the lenders may: (1) terminate their commitments under the Credit Agreement; (2) declare any outstanding loans under the Credit Agreement to be immediately due and payable after applicable grace periods; and (3) foreclose on the collateral.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description above in Item 1.01.

Item 8.01 Other Events

A copy of our press release announcing the closing of our new credit facilities is attached as Exhibit 99.A and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.A.
Amended and Restated Credit Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Amended and Restated Security Agreement dated as of July 31, 2006, made by among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

10.C	Amended and Restated Parent Guarantee Agreement dated as of July 31, 2006, made by El Paso Corporation, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.
10.D	Amended and Restated Subsidiary Guarantee Agreement dated as of July 31, 2006, made by each of the Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.
99.A	Press Release dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: August 2, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.A.
Amended and Restated Credit Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.B
Amended and Restated Security Agreement dated as of July 31, 2006, made by among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Grantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank.

10.C	Amended and Restated Parent Guarantee Agreement dated as of July 31, 2006, made by El Paso Corporation, in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.
10.D	Amended and Restated Subsidiary Guarantee Agreement dated as of July 31, 2006, made by each of the Subsidiary Guarantors in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.
99.A	Press Release dated July 31, 2006.